EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Automobile Protection Corporation - APCO
Atlanta, Georgia 30338

We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 12, 1997 of Automobile Protection Corporation - APCO appearing on page 12 Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Atlanta, Georgia
August 20, 1997


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